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                                                                    EXHIBIT 4(c)

                       FOURTH AMENDMENT TO LOAN AGREEMENT

     THIS FOURTH AMENDMENT TO LOAN AGREEMENT (this "Fourth Amendment") is made and entered into as of the 30th day of September, 1997, by and among SERVICE TRANSPORT COMPANY, a Texas corporation ("Service Transport Company"), ADAMS RESOURCES EXPLORATION CORPORATION, a Delaware Corporation ("Exploration"), ADA CRUDE OIL COMPANY, a Texas Corporation ("Ada Crude Oil"), BUCKLEY MINING CORPORATION, a Kentucky corporation ("CJC"), CLASSIC COAL CORPORATION, a Delaware corporation ("Classic Coal"), ADA MINING CORPORATION, a Texas corporation ("Ada Mining") and BAYOU CITY PIPELINES, INC., a Texas corporation formerly known as Bayou City Barge Lines, Inc. ("Bayou City"), each with offices and place of business at 5 Post Oak Place, 4400 Post Oak Parkway, 27th Floor, Houston, Texas 77027 (Service Transport Company, Exploration, Buckley Mining, CJC, Classic Coal, Ada Mining and Bayou City are hereinafter individually called a "Borrower" and collectively called the "Borrowers"), and NATIONSBANK OF TEXAS, N.A., a national banking association (the "Lender").

     WHEREAS, the Borrowers and the Lender entered into that certain Loan Agreement dated October 27, 1993, which Loan Agreement was amended by that certain First Amendment to Loan Agreement dated October 27, 1994 among the Borrowers and the Lender, that certain Second Agreement to Loan Agreement dated December 29, 1995 among the Borrowers and the Lender and that certain Third Amendment to Loan Agreement dated January 27, 1997 among the Borrowers and the Lender (as amended, the "Loan Agreement"); and

     WHEREAS, the assets and liabilities of Ada Crude Oil have been assigned to and assumed by Gulfmark Energy, Inc. ("GulfMark") and the assets and liabilities of Ada Resources have been assigned to and assumed by Adams Resources & Energy, Inc. ("AREI"); and

     WHEREAS, GulfMark and AREI have requested that they not be liable as Borrowers under the Loan Agreement by reason of their assuming the obligations of corporations that previously were Borrowers under the Loan Agreement; and

     WHEREAS, provided the Borrowers and AREI execute this Fourth Amendment and the various documents and instruments described herein, the Lender is willing to release such corporations from such liability, and to make certain amendments to other terms and provisions of the Loan Agreement, as set forth herein.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. The Lender hereby consents to the assignment of the assets of Ada Crude Oil to GulfMark, and the assumption of the
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liabilities of Ada Crude Oil by GulfMark. The Lender further consents to the assignment of the assets of Ada Resources to AREI and the assumption of the liabilities of Ada Resources by AREI. The Lender further waives any Default or Event of Default arising under the Loan Agreement or any of the other Security Instruments to the extent such Default or Event of Default occurs as a result of such assignments and assumptions.

     2. The Lender hereby releases and discharges GulfMark from any liability as a Borrower under the Loan Agreement which may have been assumed by GulfMark pursuant to its assumption of the liabilities of Ada Crude Oil. The Lender further releases and discharges AREI from any liability as a Borrower under the Loan Agreement which may have been assumed by AREI pursuant to its assumption of the liabilities of Ada Resources. Notwithstanding the foregoing, it is expressly understood and agreed that AREI shall remain fully liable under its Guaranty Agreement dated October 27, 1993, executed for the benefit of the Lender, Security Agreement dated October 27, 1993, executed by it and the Lender, and under any and all other documents, instruments or agreements executed by it in connection with the indebtedness described in the Loan Agreement.

     3. The definition of "Adjusted Base Rate" in Section 1.2(a) of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

          "Adjusted Base Rate" shall mean the Base Rate minus one percent (1%) per annum.

     4. The definition of "Permitted Guarantees" in Section 1.2(a) of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

          "Permitted Guarantees" shall mean (i) the guarantees described on
     Schedule 4.2 hereto, (ii) guarantees by the Guarantor of GulfMark Bulk Buy Sales Guarantees and (iii) guarantees by the Guarantor of GulfMark Purchase Obligation Guarantees, so long as all of the guarantees described in clauses (ii) and (iii) are unsecured.

     5. The first sentence of Section 1.3(a) of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

     The Lender, during the period from the date of the Third Amendment through October 27, 1999, subject to the terms and conditions of this Agreement, agrees (i) to make loans to the Borrowers pursuant to a revolving credit and term loan facility up to but not in excess of the lesser of $10,000,000.00 or the amount of the Tranche A Borrowing Base and (ii) to make additional loans to the Borrowers pursuant to

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     a revolving credit and term loan facility up to but not in excess of the lesser of $5,000,000.00 or the amount of the Tranche B Borrowing Base.

     6. The fourth and fifth sentences of Section 1.3(b) of the Loan Agreement are deleted in their entirety, and the following is substituted in their place:

     Commencing October 31, 1999, a principal payment shall be made on each Note on the last day of each October, January, April and July in an amount equal to one-twelfth (1/12th) of the principal amount outstanding under such Note at the close of Lender's business on October 27, 1999. All unpaid principal and accrued and unpaid interest on the Notes shall be due and payable on or before October 27, 2002.

     7. Section 4.2 of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

          4.2 OPERATING LEASE COMMITMENTS; PERMITTED GUARANTEES.
     Except for Permitted Guarantees, the Borrowers will not incur or commit to incur, or permit the Guarantor or any Subsidiary (other than GulfMark) to incur or commit to incur (a) any Operating Lease Commitments classified as lease obligations under generally accepted accounting principles if the aggregate of all such Operating Lease Commitments of the Borrowers, the Guarantor and the Subsidiaries other than GulfMark (on a consolidated basis) equals or exceeds $5,000,000.00 during any fiscal year of the Borrowers, or (b) any Operating Lease Commitments classified as capital expenditures under generally accepted accounting principles if the aggregate of all such Operating Lease Commitments of the Borrowers, the Guarantor and the Subsidiaries (on a consolidated basis) equals or exceeds $5,000,000.00.

     8. There is added to the Loan Agreement a new Section 4.9, which shall read as follows:

          Section 4.9 LOANS, ADVANCES, AND DIVIDENDS TO GUARANTOR.
     No borrower will pay, declare or authorize the payment of any dividend or other distribution, or return any equity capital to Guarantor, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock, or otherwise loan to or make advances to any of its shareholders (all of the foregoing are collectively referred to herein as a "Dividend"), or repay any loan or other advance made by Guarantor to such Borrower (an "Advance Repayment") except that (a) any Borrower may make a Dividend or Advance Repayment to Guarantor in the amount of the incremental federal income tax payable by Guarantor as a result of the income generated by such Borrower, (b) any Borrower may make a Dividend or Advance Repayment to Guarantor

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     of the incremental cost to Guarantor of maintaining a reasonable and necessary insurance program covering such Borrower, and (c) any Borrower may make a Dividend or Advance Repayment to Guarantor so long as the proceeds thereof are used by Guarantor to pay reasonable, normal and customary general corporate expenses (but in no event shall any of such Dividends or Advance Repayments be used to satisfy any indebtedness or guarantee incurred or assumed by Guarantor).

     9. The closing of the transactions contemplated by this Fourth Amendment is subject to the satisfaction of the following conditions:

          (a) All legal matters incident to the transactions herein contemplated shall be satisfactory to Gardere Wynne Sewell & Riggs, L.L.P., counsel to the Lender;

          (b) The Lender shall have received a fully executed copy of this Fourth Amendment and a Notice as to Written Agreement; and

          (c) The Lender shall have received an executed copy of resolutions of the Board of Directors of each of the Borrowers and the Guarantor, in form and substance satisfactory to the Lender, authorizing the execution, delivery and performance of this Fourth Amendment and all documents, instruments and certificates referred to herein.

     10. Each of the Borrowers hereby reaffirms each of its representations, warranties, covenants and agreements set forth in the Loan Agreement with the same force and effect as if each were separately stated herein and made as of the date hereof. Except as amended hereby, the Loan Agreement shall remain unchanged, and the terms, conditions and covenants of the Loan Agreement shall continue and be binding upon the parties hereto.

     11. Each of the Borrowers hereby agrees that its liability under any and all documents and instruments executed by it as security for the Indebtedness (including, without limitation, the Mortgages, the Security Agreements, the Collateral Assignment and the Pledges) shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Fourth Amendment or any of the instruments or documents referred to herein, except as specifically set forth herein or therein, that all of such documents and instruments are hereby renewed, extended, ratified, confirmed and carried forward by the Borrowers in all respects, that all of such documents and instruments shall remain in full force and effect and are and shall remain enforceable against the Borrowers in accordance with their terms and that all of such documents and instruments shall cover all indebtedness of

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the Borrowers to the Lender described in the Loan Agreement as amended hereby.

     12. Each of the terms defined in the Loan Agreement is used in the Fourth Amendment with the same meaning, except as otherwise indicated in this Fourth Amendment. Each of the terms defined in this Fourth Amendment is used in the Loan Agreement with the same meaning, except as otherwise indicated in the Loan Agreement.

     13. THIS FOURTH AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, SUBJECT TO, AND SHALL BE CONSTRUED FOR ALL PURPOSES IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     14. THE LOAN AGREEMENT, AS AMENDED, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed by their duly authorized officers as of the day and year first above written.

                                                SERVICE TRANSPORT COMPANY

                                                By: /s/ R. B. ABSHIRE
                                                   -----------------------------
                                                   Name: R. B. Abshire
                                                        ------------------------
                                                   Title: TREASURER
                                                         -----------------------

                                                ADAMS RESOURCES EXPLORATION
                                                CORPORATION

                                                By: /s/ R. B. ABSHIRE
                                                   -----------------------------
                                                   Name: R. B. Abshire
                                                        ------------------------
                                                   Title: TREASURER
                                                         -----------------------

                                                ADA CRUDE OIL COMPANY

                                                By: /s/ R. B. ABSHIRE
                                                   -----------------------------
                                                   Name: R. B. Abshire
                                                        ------------------------
                                                   Title: TREASURER
                                                         -----------------------




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                                                BUCKLEY MINING CORPORATION

                                                By: /s/ R. B. ABSHIRE
                                                   -----------------------------
                                                   Name: R. B. Abshire
                                                        ------------------------
                                                   Title: TREASURER
                                                         -----------------------

                                                ADA RESOURCES, INC.

                                                By: /s/ R. B. ABSHIRE
                                                   -----------------------------
                                                   Name: R. B. Abshire
                                                        ------------------------
                                                   Title: TREASURER
                                                         -----------------------

                                                CJC LEASING, INC.

                                                By: /s/ R. B. ABSHIRE
                                                   -----------------------------
                                                   Name: R. B. Abshire
                                                        ------------------------
                                                   Title: TREASURER
                                                         -----------------------

                                                CLASSIC COAL CORPORATION

                                                By: /s/ R. B. ABSHIRE
                                                   -----------------------------
                                                   Name: R. B. Abshire
                                                        ------------------------
                                                   Title: TREASURER
                                                         -----------------------

                                                ADA MINING CORPORATION

                                                By: /s/ R. B. ABSHIRE
                                                   -----------------------------
                                                   Name: R. B. Abshire
                                                        ------------------------
                                                   Title: TREASURER
                                                         -----------------------

                                                BAYOU CITY PIPELINES, INC.

                                                By: /s/ R. B. ABSHIRE
                                                   -----------------------------
                                                   Name: R. B. Abshire
                                                        ------------------------
                                                   Title: TREASURER
                                                         -----------------------

                                                NATIONSBANK OF TEXAS, N.A.

                                                By:/s/ JOHN H. ROBERTS
                                                   -----------------------------
                                                   Name: John H. Roberts
                                                        ------------------------
                                                   Title: Vice President
                                                         -----------------------



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     Guarantor joins in the execution of this Fourth Amendment to evidence that it hereby agrees and consents to all of the matters contained in this Fourth Amendment and further agrees that (i) its liability under that certain Guaranty Agreement dated October 27, 1993, executed by Guarantor for the benefit of the Lender, as the same may be amended or modified from time to time (the "Guaranty") shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Fourth Amendment or any of the instruments or documents referred to herein by the parties hereto, except as specifically set forth herein or therein, (ii) the Guaranty is hereby renewed, extended, ratified, confirmed and carried forward in all respects, (iii) the Guaranty is and shall remain in full force and effect and is and shall remain enforceable against Guarantor in accordance with its terms and (iv) the Guaranty shall cover all indebtedness of the Borrowers to the Lender described in the Loan Agreement as amended hereby.

                                                ADAMS RESOURCES & ENERGY, INC.

                                                By: /s/ R. B. ABSHIRE
                                                   -----------------------------
                                                   Name: R. B. Abshire
                                                        ------------------------
                                                   Title: TREASURER
                                                         -----------------------



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